March 5, 1999

Dear Shareholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Wednesday, March 31, 1999, at 10:00 a.m., at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214. At the annual meeting, you will have the opportunity to ask questions and to make comments. We enclose your proxy and the corporation's 1998 Annual Report to Shareholders with this proxy statement.

     The principal business of the meeting is to elect nine (9) directors to serve for a one-year term, to ratify the selection of Edwards, Leap & Sauer of Pittsburgh, Pennsylvania, Certified Public Accountants, as the auditors of the corporation for 1999, and to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

     You will notice that our proxy statement is written in "plain english." We hope that our shareholders like the new format and find the proxy statement easier to read.

     I am delighted you have chosen to invest in the corporation, and I hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save the corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

     I look forward to seeing you on March 31, 1999, at the corporation's annual meeting.

                                   Sincerely,



                                   Raleigh B. Robertson, President and
                                   Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF PEOPLES FINANCIAL CORP., INC.
                          TO BE HELD ON MARCH 31, 1999


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that Peoples Financial Corp., Inc. will hold its Annual Meeting of Shareholders on Wednesday, March 31, 1999, at 10:00 a.m., at the Holiday Inn, Route 68 at I-80, Clarion, Pennsylvania 16214, to consider and vote upon the following proposals:

1. Election of nine directors: Frank T. Baker, Darl Hetrick, Francis E. Kane, Raleigh B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger, J. Jack Sherman, Howard H. Shreckengost, and William H. Toy, each for a term of one year.

2. Ratification of the selection of Edwards, Leap & Sauer, Certified Public Accountants, of Pittsburgh, Pennsylvania, as independent accountants for the corporation for 1999.

3.       Transaction of any other business properly brought before the Annual
         Meeting.

     Shareholders, as of March 1, 1999, may vote at the annual meeting, either in person or by proxy. If you plan to attend the annual meeting, please mark the appropriate area when you vote on your proxy.

     Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, we ask you to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Prompt return of your proxy saves the expense involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the Corporation and attend the annual meeting. We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that proxyholders may vote your shares in accordance with your wishes and so that we may assure the presence of a quorum.

     The corporation's Board of Directors distributes this Proxy Statement, form of proxy and Peoples Financial Corp., Inc.'s 1998 Annual Report on or about March 5, 1999.

                                            By Order of the Board of Directors,


                                            Raleigh B. Robertson, President and
                                            Chief Executive Officer
Ford City, Pennsylvania
March 5, 1999

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
    ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID RETURN
                                   ENVELOPE.

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:       WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on the record date, March 1, 1999, may vote at the meeting. Each share of common stock entitles a shareholder to one vote.

Q:       HOW DO I VOTE?

A: There are two methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. More details are on page 3 of this proxy statement.

Q:       HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy but do not make any selections, you give authority to Raleigh B. Robertson and Timothy P. Reddinger, as proxy holders, to vote on the two proposals and on any other matter that may arise at the meeting.

Q:       IS MY VOTE CONFIDENTIAL?

A: Yes. Only the Judge of Elections and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Q:       WHO WILL COUNT THE VOTES

A: William Strong, Esquire will tabulate the votes and act as the Judge of Election.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting Timothy Reddinger, Secretary of the Corporation at (814) 275-3133.

Q:       WHAT CONSTITUTES A QUORUM?

A: As of March 1, 1999, 1,768,694 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy or in person, we will consider your shares as part of the quorum.

Q:       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 36.01% of our common stock as of March 1, 1999. More details are on page 11 of this proxy statement.


                                Table of Contents


Proxy Statement                                                                                           Page
                                                                                                          ----
         General Information......................................................................................1
                  o        Date, Time and Place of the Annual Meeting.............................................1
                  o        Description of the Corporation.........................................................1
         Voting Procedures........................................................................................1
                  o        Solicitation and Voting of Proxies.....................................................1
                  o        Quorum and Vote Required for Approval..................................................2
                  o        Revocability of Proxy..................................................................3
                  o        Methods of Voting......................................................................3

Board of Directors and Executive Officers.........................................................................4
         Governance...............................................................................................4
         Executive Officers of the Corporation....................................................................4
         Executive Officers of the Bank...........................................................................5
         Committees and Meetings of the Corporation's Board of Directors..........................................5
         Qualifications and Nomination of Directors...............................................................6
         Directors Meetings ......................................................................................8
         Compensation of Officers and Directors...................................................................8
                  o        Cash Compensation Table................................................................8
         Certain Relationships and Related Transactions...........................................................9

Beneficial Ownership of the Corporation's Stock Owned by
     Principal Owners and Management.............................................................................10
         Principal Shareholders..................................................................................10
         Share Ownership by the Directors, Officers and Nominees.................................................11

Proposals........................................................................................................12
         Election of  Directors..................................................................................12
         Ratification of Selection of Independent Accountants....................................................13

Executive Compensation...........................................................................................13

Shareholders' Proposals for 2000 Annual Meeting..................................................................14

Other Matters That May Come Before the Annual Meeting............................................................14



                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                          PEOPLES FINANCIAL CORP., INC.
                          TO BE HELD ON MARCH 31, 1999


                               GENERAL INFORMATION

Date, Time and Place of Annual Meeting

     Peoples Financial Corp., Inc., a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The annual meeting will be held at Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214, on Wednesday, March 31, 1999, at 10:00 a.m., Eastern Standard Time. The principal executive office of the corporation is located at Ford Street and Fourth Avenue, Ford City, Pennsylvania 16226. The telephone number for the corporation is (724) 763-1221. All inquiries should be directed to James L. Kifer, Executive Vice President of the corporation at (814) 275-3133.

Description of the Corporation

     The bank incorporated Peoples Financial Corp., Inc. in 1984 to act as a holding company under the laws of Pennsylvania. PFC Bank is a wholly-owned subsidiary of the corporation.

     The corporation is mailing a copy of the Annual Report for the fiscal year ended December 31, 1998, with this Notice. You may obtain a copy of the corporation's Annual Report for the 1997 fiscal year at no cost by contacting Timothy Reddinger, Corporate Secretary, Peoples Financial Corp., Inc., 363 Broad Street, New Bethlehem, Pennsylvania 16242, telephone (814) 275-3133.

     We have not authorized anyone to provide you with information, therefore, you should rely only on the information contained in this proxy statement or referred to in this proxy statement. Although we believe we have provided you with all the information you need to vote, events may occur at Peoples Financial Corp., Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.


                                VOTING PROCEDURES

Solicitation and Voting of Proxies

     The Board of Directors solicits this proxy for use at the 1999 Annual Meeting of Shareholders. The directors, officers and other employees of the corporation or bank may solicit

                                       (1)
proxies in person or by telephone, telecopy, telegraph or mail, but only for use at the annual meeting. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to shareholders. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The corporation will reimburse these persons for their reasonable forwarding expenses.

     Only shareholders of record as of the close of business on Monday, March 1, 1999, may vote at the annual meeting. The corporation's records show that, as of the March 1, 1999, 1,768,694 shares of the corporation's common stock were outstanding. The number of outstanding shares includes shares issued on February 10, 1999, pursuant to a 100% stock dividend. All tables in this proxy statement are adjusted to reflect the stock dividend. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See "Principal Shareholders" on page 11 for a list of the persons known by the corporation to be the beneficial owner of five percent (5%) or more of the corporation's common stock.

     By properly completing a proxy, you appoint Raleigh B. Robertson and Timothy P. Reddinger as proxy holders to vote your shares as specified on the proxy. Any proxy not specifying to the contrary will be voted as follows:

         FOR the election of Frank T. Baker, Darl Hetrick, Francis E. Kane, Raleigh B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger,
         J. Jack Sherman, Howard H. Shreckengost, and William H. Toy, each for a term of one year; and

         FOR the ratification of the selection of Edwards, Leap & Sauer, as the independent accountants of the corporation for 1999.

Quorum and Vote Required For Approval

     In order to hold the annual meeting, there must be a "quorum" of shareholders present. Under Pennsylvania law and the Bylaws of the corporation, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. We count votes withheld and abstentions in determining the presence of a quorum for the particular matter. Broker non-votes are not counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the nine nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, ratification of the selection of independent auditors requires the affirmative vote of a majority of all votes cast by shareholders. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect

                                       (2)
of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

     Shareholders who sign proxies may revoke them at any time before they are voted by:

          o delivering written notice of the revocation to Timothy Reddinger, Secretary of the Corporation, at 363 Broad Street, New Bethlehem, Pennsylvania 16242; or

          o delivering a properly executed proxy bearing a later date to Timothy Reddinger, Secretary of the Corporation, at 363 Broad Street, New Bethlehem, Pennsylvania 16242; or

          o attending the meeting and voting in person after giving written notice to the Secretary of the Corporation.

     You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Timothy Reddinger, Secretary of the Corporation, at (814) 275-3133.

Methods of Voting

Proxy Voting
------------

1.       Mark your selections.

2.       Date your proxy and sign your name exactly as it appears on your proxy.

3. Mail to Peoples Financial Corp., Inc. in the enclosed, postage-paid envelope.

Voting in Person
----------------

1.       Attend the Annual Meeting and show proof of eligibility to vote.

2.       Obtain a proxy.

3.       Mark your selections.

4. Date your proxy and sign your name exactly as it appears in the transfer books of the corporation.


                                       (3)

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Executive Officers of the Corporation

     The following table sets forth selected information about the principal officers of the corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:



                                                             Position Held          Employee             Age as of
Name                                Position                     Since                Since            March 1, 1999
----                                --------                     -----                -----            -------------
Raleigh B. Robertson                President                    1996                1996(1)                70
Timothy P. Reddinger                Secretary                    1998                  (2)                  39
Frank T. Baker                      Chairman of                  1997                  (2)                  63
                                    the Board
James L. Kifer                      Exec. Vice                   1997                1995(3)                37
                                    President


(1) Was an employee of New Bethlehem Bank from 1987 until December 31, 1994 and was a consultant to the Bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.

(2)      Not an employee of the Bank.

(3) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the Bank.



                           [Intentionally left blank]


                                       (4)

Executive Officers of the Bank

     The following table sets forth selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:


                                                             Position Held          Employee             Age as of
Name                             Position                        Since                Since            March 1, 1999
----                             --------                        -----                -----            -------------
Frank T. Baker                   Chairman of the                 1997                  (2)                  63
                                 Board
Raleigh B. Robertson             President                       1996                1996(1)                70
Timothy P. Reddinger             Secretary                       1998                  (2)                  39
James L. Kifer                   Exec. Vice                      1997                1995(3)                37
                                 President



(1) Was an employee of New Bethlehem Bank from 1987 until December 31, 1994 and was a consultant to the Bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.

(2)      Not an employee of the Bank.

(3) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the Bank.

Committees and Meetings of the Corporation's Board of Directors

     The corporation's Board of Directors does not have committees. The entire Board meets to discuss the corporation's business.

Qualification and Nomination of Directors

     The Board of Directors nominated the nine persons named below to serve as directors until the 2000 annual meeting of shareholders or until their earlier death, resignation or removal from office. All of the nominees are presently members of the Board of Directors and all have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.


                                       (5)

     The proxy holders intend to vote such proxy for the election of each of the nine nominees named below, unless you indicate that your vote should be withheld from either or all of them. Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until his death, resignation or retirement.

     The Board of Directors is proposing the following nominees for election as Directors at the annual meeting:

         o        Frank T. Baker
         o        Darl Hetrick
         o        Francis E. Kane
         o        Timothy P. Reddinger
         o        Raleigh B. Robertson
         o        Raleigh B. Robertson, Jr.
         o        J. Jack Sherman
         o        Howard H. Shreckengost
         o        William H. Toy

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below is the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. You can find information about the share ownership of the nominees and other directors on page 11.

Directors (to serve until 1999)
         and
Nominees for Directors (to serve until 2000)

Frank T. Baker -- Director since 1973

     Mr. Baker serves as the Chairman of the Board of the corporation and of the bank. Mr. Baker is a former professor at Indiana University of Pennsylvania. He is currently retired. Mr. Baker has been a director of the corporation since 1984 and of the bank since 1973 and serves as Chairman of the Board of the bank.

Raleigh B. Robertson -- Director since 1993

     Mr. Robertson is the President and Chief Executive Officer of the corporation and the President and Chief Executive Officer of the bank. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1985. He has been a member of the bank's Board of Directors since 1993.


                                       (6)

Darl Hetrick -- Director since 1993.

     Mr. Hetrick has been a director of the corporation and a director of the bank since 1993. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1983. He is the owner of Hetrick's Farm Supply (a farm machinery distributor, located in New Bethlehem, Pennsylvania.)

Francis E. Kane -- Director since 1955.

     Mr. Kane has been a director of the corporation since 1984 and a director of the bank since 1955. He is currently retired.

Timothy P. Reddinger -- Director since 1998.

     Mr. Reddinger has been a director of the corporation and a director of the bank since 1998. He is the Secretary of the corporation and President of TDK Coal Sales, Inc. (a coal broker, located in Clarion, Pennsylvania.)

Raleigh B. Robertson, Jr.-- Director since 1995.

     Mr. Robertson has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is a partner in R. B. Robertson & Son, (an oil and gas business located in New Bethlehem, Pennsylvania.)

J. Jack Sherman -- Director since 1995.

     Mr. Sherman has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is President of Sherman Enterprises, located in Tionesta, Pennsylvania.

Howard H. Shreckengost -- Director since 1995.

     Mr. Shreckengost has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is Manager of Char-Val Candy Company (a candy manufacturer, located in New Bethlehem, Pennsylvania.)

William H. Toy -- Director since 1992.

     Mr. Toy has been a director of the corporation and a director of the bank since 1992. He is the owner of Spic & Span Cleaners and Sail Care (dry cleaning and sail maintenance businesses, located in Ford City, Pennsylvania.)


                                       (7)

Directors Meetings

     Each of the directors attend at least seventy-five percent (75%) of the total number of Board of Directors meetings for the corporation and the bank.

Compensation of Officers and Directors

     The following table sets forth all cash compensation for services in all capacities paid by the corporation and the bank during 1998 to the Chief Executive Officer and up to four of the most highly compensated executive officers of the corporation and the bank to the extent that these officer's aggregate cash compensation exceeds $100,000.


                           Summary Compensation Table
                          Annual Compensation 1996-1998

                                                                                                            Other Annual
Name and Principle Position                        Year              Salary($)           Bonus($)           Compensation($)
---------------------------                        ----              ----------          --------           ---------------
Raleigh B. Robertson,                              1998              144,235.08          72,000             83,358.16(1)
President/CEO
                                                   1997              130,893.00          72,000             83,308.50(1)
                                                   1996               62,330.00          40,000             47,084.00(2)

------
(1)      Contingent compensation paid in 1997 and 1998.
(2)      Includes $38,000 appraisal fees and $9,084 in Director's fees.


--------------------------------------------------------------------------------

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants
                                -----------------

The corporation did not grant stock options or stock appreciation rights in 1998.

--------------------------------------------------------------------------------


                                       (8)

                                AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL
                                       YEAR AND FY/END OPTION/SAR VALUES

              (a)                         (b)                   (c)                    (d)                   (e)
                                                                                    Number of
                                                                                   Securities             Value of
                                                                                   Underlying            Unexercised
                                                                                   Unexercised          In-the-Money
                                                                                  Options/SAR's         Options/SAR's
                                                                                  at FY-End(#)          at FY-End($)

                                    Shares Acquired             Value              Exercisable/          Exercisable/
   Name                               on Exercise           Realized($)(1)        Unexercisable         Unexercisable
   ----                               -----------           -------------         -------------         -------------
Raleigh B. Robertson                     4,358               $25,603.25              0/4,358            $0/$83,346.75
President and CEO

-----------------------------
(1) Calculated from information received from market maker in the corporation's securities.


Certain Relationships and Related Transactions

     The corporation and the bank have not entered into any material transactions, proposed or consummated, with any director or executive officer of the corporation and the bank, or any associate of the foregoing persons. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers of the corporation and the bank.

     Total loans outstanding from the corporation and the bank at December 31, 1998, to the corporation's and the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more amounted to $480,998, or approximately 1.19% of the total equity capital of the bank. The bank made these loans in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features.


                                       (9)

                           BENEFICIAL OWNERSHIP OF THE
                          CORPORATION'S STOCK OWNED BY
                         PRINCIPAL OWNERS AND MANAGEMENT


  Principal Shareholders

     The following table sets forth, as of March 1, 1999, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the corporation's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the corporation's outstanding common stock so owned.

                                                                                           Percent of
                                                                                           Outstanding
                                                      Shares                               Common Stock
  Name and Address                             Beneficially Owned(1)                     Beneficially Owned
  ----------------                             ---------------------                     ------------------
J. Jack Sherman                                      204,126                                     11.54%
P. O. Box 324
Tionesta, PA  16353

CEDE & CO                                            166,396                                      9.41%
c/o The Depository Trust
P. O. Box 222
Bowling Green Station
New York, NY  10274

Howard Shreckengost                                  127,014(2)                                   7.18%
406 Vine Street
New Bethlehem, PA  16242

C. Edward Dunmire                                    125,504                                     7.10 %
R.D. #7, Box 302A
Kittanning, PA  16201

---------------------------
(1) For the definition of "beneficial ownership" see footnote 1 below under the caption entitled "Share Ownership by the Directors, Officers and Nominees.

(2)  Mr. Shreckengost holds the shares jointly with his spouse.


                                      (10)

Share Ownership by the Directors, Officers and Nominees

     The following table sets forth, as of March 1, 1999, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee and all officers, directors and nominees of the corporation as a group.


Name of Individual or               Amount and Nature of         Percent of
Identify of Group                 Beneficial Ownership (1)(3)       Class
-----------------                 --------------------              -----
Frank T. Baker                         79,988(4)                    4.52%
Darl Hetrick                           73,305(5)                    4.14%
Francis E. Kane                        12,592(6)                     .71%
Timothy Reddinger                      13,543(7)                     .77%
Raleigh B. Robertson                   33,046(8)                    1.87%
Raleigh B. Robertson, Jr.              55,510(9)                    3.14%
J. Jack Sherman                       204,126                      11.54%
Howard H. Shreckengost                127,014(2)                    7.18%
William H. Toy                         56,898(10)                   3.22%
(All officers and Directors as
a Group, 10 Persons in total)         636,910                      36.01%

(1) Beneficial ownership by an individual is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(2) See footnote 2 above under the caption "Principal Beneficial Owners of the Corporation's Stock".

(3)     Information furnished by the directors of the corporation.

(4) Mr. Baker holds 71,210 shares jointly with his spouse and she holds 4,658 individually.

(5) Mr. Hetrick holds 60,094 shares jointly with his spouse, 10,479 shares jointly with his son, and his spouse and son hold 2,732 shares jointly.

(6)     Mr. Kane holds 12,592 shares jointly with his spouse.

(7)     Mr. Reddinger holds 399 shares jointly with his spouse.


                                                        (11)

(8) Mr. Raleigh B. Robertson holds 100 shares individually, 7,688 shares jointly with his spouse, 19,616 shares jointly with his son, Raleigh B. Robertson, Jr., 4,910 shares jointly with his son, Richard W. Robertson, and his spouse holds 732 shares individually.

(9) Mr. Raleigh B. Robertson, Jr. holds 22,316 shares jointly with his spouse, 6,484 shares jointly with his son, 6,482 shares jointly with his daughter, 19,616 shares jointly with his father, Raleigh B. Robertson, and his son and daughter own 612 shares jointly.

(10)    Mr. Toy holds 56,898 shares jointly with his spouse.



                                    PROPOSALS

1.      ELECTION OF DIRECTORS.

        Nominees for election this year are:

        o        Frank T. Baker (director since 1984)

        o        Darl Hetrick (director since 1993)

        o        Francis E. Kane (director since 1984)

        o        Timothy P. Reddinger (director since 1998)

        o        Raleigh B. Robertson (director since 1993)

        o        Raleigh B. Robertson, Jr. (director since 1995)

        o        J. Jack Sherman (director since 1995)

        o        Howard H. Shreckengost (director since 1995)

        o        William H. Toy (director since 1992)

        Each has consented to serve a one-year term. (See pages 6 and 7 for more information.)

        If any director is unable to stand for re-election, the Board may designate a substitute. Proxy holders will vote in favor of a substitute nominee. The Board of Directors has no reason to believe the nine (9) nominees will be unable to serve if elected.

        Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

        The Board of Directors recommends a vote FOR the election of the nominees as Directors.


                                      (12)

2. RATIFICATION OF EDWARDS, LEAP & SAUER, AS INDEPENDENT ACCOUNTANTS.

     The bank's Audit Committee and the Board of Directors of the corporation and the bank believe that Edwards, Leap & Sauer's knowledge of the corporation and the bank is invaluable. Edwards, Leap & Sauer, advised the corporation that none of its members has any financial interest in the corporation. Edwards, Leap & Sauer, served as the corporation's independent auditors for the 1998 fiscal year. They assisted the corporation and the bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rates. The corporation's and the bank's Board of Directors approved these non-audit services after due consideration of the accountants' objectivity and after finding them to be wholly independent.

     In the event that the shareholders do not ratify the selection of Edwards, Leap & Sauer, as the corporation's independent auditors for the 1999 fiscal year, the Board of Directors may choose another accounting firm to provide independent public accountant audit services for the 1999 fiscal year. Representatives of Edwards, Leap & Sauer, will attend the annual meeting to answer questions.

     The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to ratify Edwards, Leap & Sauer, as independent accountants for 1999.

     The Board of Directors recommends a vote FOR the ratification of Edwards, Leap & Sauer, as independent accountants.


                             EXECUTIVE COMPENSATION

     The Board of Directors of Peoples Financial Corp., Inc. governs the corporation and its subsidiary, PFC Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and its subsidiary. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. Officers of the corporation are not compensated. The bank provides compensation to the employees of the bank.

     General labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success influence total compensation opportunities available to the employees of the bank. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the bank strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.


                                      (13)

                 SHAREHOLDERS PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder who, in accordance with the corporation's Bylaws, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2000 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Peoples Financial Corp., Inc. at its principal executive office, 363 Broad Street, New Bethlehem, Pennsylvania 16242, not later than November 5, 1999.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the corporation.


                                      (14)

                          PEOPLES FINANCIAL CORP., INC.
                                      PROXY



           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Raleigh B. Robertson and Timothy P. Reddinger and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Peoples Financial Corp., Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214, on Wednesday, March 31, 1999, at 10:00 a.m. prevailing time, and at any adjournment or postponement thereof as follows:



1. ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

   [ ] FOR all                           [ ] WITHHOLD AUTHORITY
       listed below (except                  to vote for all nominees
       as marked to the contrary below)      listed below

The Board of Directors recommends a vote FOR these nominees.

   Frank T. Baker                            Raleigh B. Robertson, Jr.
   Darl Hetrick                              J. Jack Sherman
   Francis E. Kane                           Howard H. Shreckengost
   Timothy P. Reddinger                      William H. Toy
   Raleigh B. Robertson

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


-----------------------------------------------------------------------------


                                      (15)

2. RATIFICATION OF THE SELECTION OF EDWARD, LEAP & SAUER, CERTIFIED PUBLIC ACCOUNTANTS, OF PITTSBURGH, PENNSYLVANIA, AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

     [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

   The Board of Directors recommends a vote FOR this proposal.

---------------------------------------------------------------------------



3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Dated: ______________________, 1999  ______________________________
                                     Signature

                                     ---------------------------------
                                     Signature

Number of Shares Held of Record
on March 1, 1999

----------------


THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED
PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.


                                      (16)